Our Ref:         NP/PL/E0387-003

Tel:                 +1 345 949 0699 ext 239

Cell:                +1 345 623 2362

E-mail:            npineda@traversthorpalberga.com

June 24, 2014

By Email and Courier

Embraer Overseas Limited

Dear Sirs

EMBRAER OVERSEAS LIMITED (the “Company”)

We have acted as counsel to the Company as to Cayman Islands law in connection with the registration, and offering by the holders thereof, of up to US$540,518,000 aggregate principal amount of 5.696% Senior Notes due 2023 issued by the Company and unconditionally guaranteed by Embraer S.A. and registered under the US Securities Act of 1933 pursuant to the Documents (as defined in Schedule 1).

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion.  This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  We express no view as to the commercial terms of the Documents or whether such terms represent the intentions of the parties and, except as expressly stated herein, we make no comment with regard to the representations and warranties which may be made by the Company in the Documents.

DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion.

ASSUMPTIONS

In giving this opinion we have relied upon the assumptions set out in Schedule 2 and elsewhere in this opinion, which we have not independently verified.

QUALIFICATIONS

The opinions expressed below are subject to the qualification set out in Schedule 3 to this opinion.

OPINIONS

Based upon, and subject to, the assumptions and qualifications in this opinion, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.1      The statements made in the Registration Statement under the heading “Cayman Islands Taxation”, insofar as such statements purport to summarise certain matters of Cayman Islands tax law, constitute the material Cayman Islands tax considerations generally applicable to the Notes (as defined in Schedule 1).

1.2       Under the laws of the Cayman Islands, no taxes, fees or charges (other than stamp duty, if applicable) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands in respect of the execution or delivery of the Notes or the Documents or payments made under, or pursuant to, the Notes or the Documents.

1.3       The Documents will be subject to nominal stamp duty if it is executed in or brought into the Cayman Islands in original form or produced before a Court.

1.4       The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

We hereby consent to the filing of this opinion with the US Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement.  We also consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and elsewhere in that Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933 or the rules and regulations of the Commission.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ travers Thorp Alberga

SCHEDULE 1

List of Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.               copies of the following documents listed in 1.1 to 1.3 inclusive:

1.1            an executed indenture, dated as of September 16, 2013 by and among the Company, Embraer S.A. as guarantor and the Bank of New York Mellon as trustee, registrar, transfer agent and principal paying agent (the “Indenture”);

1.2            an executed registration rights agreement, dated as of September 16, 2013 by and among the Company, Embraer S.A. and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”); and

1.3            a draft form of first supplemental indenture, to be entered into by and among the Company, Embraer S.A. as guarantor and the Bank of New York Mellon as trustee, registrar, transfer agent and principal paying agent (the “Supplemental  Indenture”);

2.               the certificate of incorporation of the Company dated September 22, 2006;

3.               the certificate of good standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands on April 15, 2014 (the “Certificate of Good Standing”);

4.               the "Undertaking as to Tax Concessions" issued by the Governor of the Cayman Islands in Cabinet providing that for a period of twenty years from May 25, 2010, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company and its operations and that in addition no tax shall be payable on or in respect of shares, debentures or other obligations of the Company or by way of withholding, in whole or part of a payment of (i) principal or interest or (ii) other sums due under any obligation of the Company;

5.               the memorandum and articles of association of the Company as registered on 5 October 2006 (the “Memorandum and Articles of Association”) and the minute book, the register of directors and officers, the register of mortgages and charges and the register of members of the Company as maintained at its registered office in the Cayman Islands and reviewed by us on September 13, 2013, April 17, 2014 and on June, 23 2014 (the "Corporate Records");

6.               executed written resolutions of the board of directors of the Company approved on August 27, 2013, September 12, 2013 and June 23, 2014 (the “Resolutions”);

7.               an amendment No.1 on Form F-3 to the Form F-4 registration statement under the Securities Act of 1933 executed by the Company on or about the date of this opinion (the “Registration Statement”) and filed with the US Securities and Exchange Commission; and

8.               the Notes represented by the form of unrestricted global note filed as Exhibit 4.3 to the Registration Statement (the “Notes” and, together with the Indenture, the Supplemental Indenture and the Registration Rights Agreement, being referred to in this opinion as the “Documents”).

SCHEDULE 2

Assumptions

We have relied upon the following assumptions, which we have not independently verified:

1.               Where any of the documents provided to us are unexecuted, incomplete and/or undated, they will be duly executed, completed and/or dated (as the case may be) and delivered by all parties thereto in materially the same form as that provided to us and they will not be altered in any material way which affects this opinion.

2.               The Documents and the Notes have been or will be authorised, duly executed and unconditionally delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands).

3.               The:

3.1          Indenture and the Registration Rights Agreement were, on 16 September 2013 (being the "Execution Date"); and

3.2          Supplemental Indenture and the Notes will be,

executed and delivered by a director of the Company or by a person duly authorised to execute and deliver the Documents and the Notes on behalf of the Company pursuant to the Resolutions.

4.               The power, capacity and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, deliver and perform their respective obligations under the Documents and the Notes.

5.               Each of the facts certified in writing to us by the directors of the Company are true and correct in all respects as at the date of this opinion.

6.               The Documents and the Notes conform in every material respect to the versions of such Documents and the Notes provided to us and where provided in successive drafts have been marked to show all changes.

7.               Copies of documents provided to us are true and complete copies of the originals and all signatures, initials and seals are genuine.

8.               There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions given herein.

SCHEDULE 3

Qualifications

The opinions expressed above are subject to the following qualification:

1.         Cayman Islands stamp duty will be payable if either of the Documents or the Note are brought to or executed in the Cayman Islands in original form or produced before a Court.

2.         As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the directors and other representatives of the Company.